ASSIGNMENT

         This ASSIGNMENT (the "Assignment") is made effective this 30th day of June, 2004, by and between BonusAmerica Worldwide Corp., a Nevada corporation (the "Assignor") and Fred Tse, an individual ("Assignee").

         WHEREAS, Assignor owes Assignee a total of Nineteen Thousand Five Hundred Six Dollars and Sixteen Cents (US$19,506.16) pursuant to a Demand Promissory Note dated March 8th, 2002, of which a copy is attached hereto as Exhibit "A" (the "Demand Note"); and

         WHEREAS, Assignor or has the right to an Invoice in the amount of Twenty Five Thousand Dollars (US$25,000), from Tianjin Fengyu Co., Ltd., dated March 29, 2004 a copy of which is attached hereto as Exhibit "B" (the "Invoice"); and

         WHEREAS, Assignor desires to transfer all right, title and interest to the Invoice to Assignee and Assignee hereby desires the assignment herein as full and final payment in accord and satisfaction of the Demand Note.

         NOW, THEREFORE, in consideration for Ten Dollars ($10) and other good and valuable consideration, when executed by an authorized officer of Assignee and Assignor, this Assignment will set out the understanding and agreement regarding the assignment of the Invoice to Assignee for full and final payment in accord and satisfaction of the Demand Note as follows:

1.       ACCEPTANCE OF ASSIGNMENT

         In exchange for the full and final payment in accord and satisfaction of the Demand Note by Assignee to Assignor of Nineteen Thousand Five Hundred Six Dollars and Sixteen Cents (USD $19,506.16), Assignor hereby assigns all of its right, title, and interest in the Invoice, and Assignee hereby accepts such assignment of the Invoice in accord and satisfaction of payment of the Demand Note, effective the date hereof.

2.       ASSUMPTION OF DUTIES AND OBLIGATIONS

          Assignee hereby assumes the performance of all duties and obligations, if any, required of Assignor under the Invoice.

3.       HOLD ASSIGNOR HARMLESS

         Assignee will hold Assignor harmless from any liability or loss resulting from nonpayment and or nonperformance of the Invoice in accordance with its respective terms, without adverse impact to Assignor, its credit report, or reputation among the financial community and its various business segments.

4.       MISCELLANEOUS

        A. Authority. The officers of the Assignee and Assignor executing this Assignment are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement

         B. Notices. Any notice under this Assignment shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

                  To Assignor:              BonusAmerica WorldWide Corp.
                                            834 S. Broadway, Fifth Floor
                                            Los Angeles, California 90014
                                            Telephone: (213) 243-1505
                                            Facsimile: (213) 243-1509

                  To Assignee:              Fred Tse
                                            186 Stevens Drive
                                            West Vancouver, British Columbia
                                            Canada V7S 1C4
                                            Telephone: (604) 926-2883
                                            Facsimile: (604) 731-2888

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

         C. Entire Agreement. This Assignment sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

         D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Assignment is invalid, illegal or unenforceable, the other clauses and provisions of the Assignment shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

         E. Assignment. None of the parties hereto may assign this Assignment or otherwise assign, delegate or transfer the rights and obligations of Assignor under the Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on Assignee's heirs, executors, administrators and successors.


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

         F. Applicable Law. This Assignment has been negotiated and is being contracted for in Nevada, and it shall be governed by the laws of Nevada, Clark County, notwithstanding any conflict-of-law provision to the contrary.

         G. Attorney's Fees. If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Assignment or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Assignment, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

         H. No Third Party Beneficiary. Nothing in this Assignment, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Assignment, unless this Agreement specifically states such intent.

         I. Further Assurances. At any time, and from time to time after the effective date of this Assignment, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the securities and other assets to be acquired by Assignee under the Agreement or otherwise to be transferred pursuant to the Agreement or this Assignment; or otherwise to carry out the intent and the purpose of this Assignment.

         J. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligatiou by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the effective date of this Assignment, this Assignment shall be amended by a writing signed by all parties hereto.

         K. Headings. The section and subsection headings in this Assignment are inserted for convenience only end shall not affect in any way the meaning or interpretative of this Assignment.

         L. Counterparts; Facsimile. It is understood and agreed that this Assignment may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes. Further, any such executed original or counterpart may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.


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

         M.       Limitation of Liability.

         N.       Time is of the Essence.

         O.       No Right of Offset.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed the day and year first above written.


                                          Assignor"
                                          BonusAmerica Worldwide Corp.


                                          By:
                                          Name:
                                          Title:

                                          "Assignee"
                                          Fred Tso


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